UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2012

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2012, the Company held its annual meeting of shareholders. At the annual meeting, three matters were submitted to a vote of shareholders: (1) the election of two nominees to the Board of Directors of the Company for terms expiring in 2015; (2) the approval of Amendments to the 1995 Stock Option Plan to increase the number of shares for which options may be granted thereunder, as well as other modifications, and (3) the ratification of the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

Proposal 1 - Election of Directors

Nominee	FOR	WITHHELD
Thomas A. Fillippo	1,811,283	54,654
James J. Koegel	1,810,702	55,235

Proposal 2 – Proposal to amend and restate the Company's Amended and Restated 1995 Stock Option Plan to increase the number of shares for which options may be granted thereunder, as well as other modifications

FOR	AGAINST	ABSTAIN
1,482,454	361,514	21,969

Proposal 3 - Ratification of ParenteBeard, LLP as the registered public accounting firm for the fiscal year ending December 31, 2012

FOR	AGAINST	ABSTAIN
2,186,382	65,916	7,571

Item 9. 01. Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

April 26, 2012	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President